Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Media General, Inc. of our reports dated January 30, 2007, with respect to the consolidated financial statements of Media General, Inc. and Media General, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Media General, Inc., included in the 2006 Annual Report to Stockholders of Media General, Inc.

Our audits also included the financial statement schedule of Media General, Inc., listed in Item 15(a). This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is January 30, 2007, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements of our reports dated January 30, 2007, with respect to the consolidated financial statements of Media General, Inc. and Media General, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Media General, Inc., incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of Media General, Inc., included in this Annual Report (Form 10-K) of Media General, Inc., for the fiscal year ended December 31, 2006.

Registration Statement Number	Description
2-56905	Form S-8
33-23698	Form S-8
33-26853	Form S-3
33-52472	Form S-8
333-16731	Form S-8
333-16737	Form S-8
333-69527	Form S-8
333-54624	Form S-8
333-57538	Form S-8
333-67612	Form S-3
333-138843	Form S-8

/s/ Ernst & Young LLP

Richmond, Virginia

February 23, 2007